CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Trust Fund II, and to the use of our report dated April 29, 2024 on the financial statements and financial highlights of WOA All Asset I Fund, a series of Northern Lights Fund Trust II. Such financial statements and financial highlights appear in the 2024 Annual Report to Shareholders, which is incorporated by reference on Form N-1A.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 26, 2024